UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2012	(December 21, 2012)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2012 Metro Bancorp, Inc., parent company of Metro Bank issued a press release announcing the appointment of J. Rodney Messick, 42, to the Company's Board of Directors, expanding the Board to nine members. In conjunction with his appointment to the Board, Mr. Messick will serve as a member of the Company's Real Estate Committee.

Mr. Messick is Chief Financial Officer of Homesale Realty Service Group, Inc., parent company of Prudential Homesale Services Group, a real estate company serving South Central and Southeastern Pennsylvania as well as the Baltimore, Maryland metropolitan area. He has strong ties to the Lancaster Pennsylvania market as well as surrounding regions in which the Company plans to expand. In addition to his reputable standing in the business community, Mr. Messick is well regarded for his participation in community endeavors.

The Company believes that Mr. Messick's insights, perspective and expertise will serve the Bank well as it continues to grow and produce long-term shareholder value.

A copy of the press release is attached as exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1 Press release, dated December 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2012

Metro Bancorp, Inc.
-------------------------------
(Registrant)

/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.           Description

99.1	Press Release, dated December 21, 2012